Exhibit 99.1
-END-
Contacts:
Sherman

Miller,

President

and

CEO
Max

P.

Bowman,

Vice

President

and

CFO
(601)

948-6813
CAL-MAINE FOODS, INC. NAMES TODD WALTERS CHIEF OPERATING OFFICER
MATT WHITEMAN NAMED VICE PRESIDENT, OPERATIONS
RIDGELAND,

Miss.

(March

27,

2023)
—

Cal-Maine

Foods,

Inc.

(NASDAQ:

CALM)

today
announced

that

Todd

Walters

has

been

named

Chief

Operating

Officer

and

Matt

Whiteman

has
been

named

Vice

President,

Operations,

both

effective

March

27,

2023.

Walters

joined

Cal-Maine

Foods

in

1997.

Since

2011,

he

has

served

as

Vice

President

of
Operations

for

the

Company’s

operations

in

South

Texas,

as

well

as

the

Wharton

County

Foods
facility

in

Boling,

Texas.

He

has

previously

served

in

management

positions

at

the

Company’s

other
locations

in

Mississippi,

Kansas,

New

Mexico,

and

Ohio.

Walters

has

served

on

the

Board

of

The
Ohio

Poultry

Association

and

The

Texas

Poultry

Federation

where

he

is

currently

ex-officio.

He

is
also

an

active

member

of

the

United

Egg

Producers.

Walters

is

a

graduate

of

Mississippi

State
University

with

a

bachelor's

degree

in

poultry

science.
Whiteman

has

been

employed

with

Cal-Maine

Foods

since

2011.

He

most

recently

served
as

General

Manager

of

the

Waelder,

Texas,

operations.

Prior

to

this,

he

served

in

management
positions

at

various

locations

including

Edwards,

Mississippi;

Bremen,

Kentucky;

Guthrie,
Kentucky;

and

Boling,

Texas.

Whiteman

is

active

in

the

Texas

Poultry

industry

and

is

currently

the
President

of

the

Texas

Egg

Council,

along

with

serving

as

a

Board

Member

of

the

Texas

Poultry
Federation.

Whiteman

is

a

graduate

of

Mississippi

State

University

with

a

bachelor’s

degree

in
poultry

science.
Commenting

on

the

announcements,

Sherman

Miller,

president

and

chief

executive

officer
of

Cal-Maine

Foods,

Inc.,

stated,

“We

are

pleased

to

announce

these

important

new

leadership
changes.

Todd

Walters

is

well

qualified

to

assume

this

role,

having

extensive

experience

with

the
various

aspects

of

our

operations

across

different

locations

and

market

regions.

He

has

done

an
exceptional

job

at

every

stage

of

his

26-year

career

with

Cal-Maine

Foods.

He

is

also

a

recognized
leader

outside

the

Company

as

an

active

member

of

industry

associations.

We

will

continue

to
benefit

from

his

valuable

insight

and

experience

as

we

pursue

our

goal

to

be

an

efficient

and
sustainable

producer.

“Matt

Whiteman

brings

over

12

years

of

dedicated

service

to

the

Company

and

has

played
an

important

role

in

managing

our

Texas

operations.

His

previous

experience

working

at

our

other
locations

and

knowledge

of

other

markets

brings

an

added

perspective

to

this

leadership

role.

We
welcome

him

to

our

operations

management

team,

and

we

look

forward

to

working

with

Matt

as
we

continue

to

serve

our

valued

customers

in

the

Texas

markets,”

added

Miller.
Cal-Maine

Foods,

Inc.

is

primarily

engaged

in

the

production,

grading,

packing,

marketing
and

sale

of

fresh

shell

eggs,

including

conventional,

cage-free,

organic,

pasture-raised,

free-range
and

nutritionally

enhanced

eggs.

The

Company,

which

is

headquartered

in

Ridgeland,

Mississippi,
is

the

largest

producer

and

distributor

of

fresh

shell

eggs

in

the

United

States

and

sells

the

majority
of

its

shell

eggs

in

states

across

the

southwestern,

southeastern,

mid-western

and

mid-Atlantic
regions

of

the

United

States.